Exhibit 16
POWER OF ATTORNEY
HIGHLAND FUNDS I, a Delaware statutory trust (the “Trust”), and each of its undersigned officers and trustees hereby nominates, constitutes and appoints R. Joseph Dougherty, Brian Mitts and Michael Colvin (with full power to each of them to act alone) its/his true and lawful attorney-in-fact and agent, for it/him and on its/his behalf and in its/his name, place and stead in any and all capacities, to make, execute and sign any and all Registration Statements of the Trust on Form N-14, relating to the proposed reorganizations of Highland Floating Rate Advantage Fund and Highland Floating Rate Fund, each a Delaware statutory trust, into Highland Floating Rate Opportunities Fund, a series of the Trust, and any and all Pre-Effective Amendments to any Registration Statements of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in its/his name and on its/his behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, HIGHLAND FUNDS I has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands and seals as of this 2nd day of March, 2011.

HIGHLAND FUNDS I
By:	/s/ R. Joseph Dougherty
R. Joseph Dougherty
President and Chief Executive Officer

ATTEST:

/s/ Ethan Powell Ethan Powell
Secretary
[Signatures Continued on Next Page]

/s/ R. Joseph Dougherty
R. Joseph Dougherty
Chairman of the Board, President and Chief Executive Officer

/s/ Timothy K. Hui Timothy K. Hui
Trustee

/s/ Scott F. Kavanaugh Scott F. Kavanaugh
Trustee

/s/ James F. Leary James F. Leary
Trustee

/s/ Bryan A. Ward Bryan A. Ward
Trustee

/s/ Brian Mitts Brian Mitts
Treasurer (Principal Accounting Officer and Principal Financial Officer)